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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 to our report dated March 17, 1995 on our audit of the consolidated financial statements and financial statement schedules included in the Company's Annual Report on Form 10-KSB, for the year ended December 31, 1994 of PC Quote, Inc. We also consent to the reference to our firm under the caption "Experts".





/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.
Chicago, Illinois
September 20, 1995